Exhibit 99.1

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS-TRS
CARVE-OUT STATEMENTS OF SELECTED ASSETS,
SELECTED LIABILITIES AND PARENT FUNDING
(In thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
Selected Assets
Current assets:
Accounts receivable, net	$ 6,143	$ 6,075
Prepaid expenses	2,109	2,110
Deferred taxes	5,840	7,154
Other current assets	1,020	509

Total current assets	15,112	15,848

Intangible assets, net	2,090	3,415
Deferred Income taxes	202	85
Other assets	356	1,228

Total Selected Assets	$ 17,760	$ 20,576

Selected Liabilities and Parent Funding
Current liabilities:
Accounts payable	$ 4,545	$ 6,215
Accrued access costs	35	42
Accrued service penalty	12,783	12,783
Other current liabilities	8,521	16,685

Total current liabilities	25,884	35,725
Other liabilities	8,632	6,217

Total Selected Liabilities	34,516	41,942
Total parent funding	(16,756)	(21,366)

Total Selected Liabilities and Parent Funding	$ 17,760	$ 20,576

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS-TRS
CARVE-OUT STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Revenues:
Operating Revenues, net	$ 47,589	$ 50,633

Direct Expenses:
Access costs	169	248
Cost of services and products	35,247	38,855
Selling, general and administrative	499	442
Amortization	1,325	1,325

Total Direct Expenses	37,240	40,870

Allocated Expenses:
Cost of services and products	1,451	2,829
Selling, general and administrative	10,471	5,345
Depreciation and amortization	2,492	1,417

Total Allocated Expenses	14,414	9,591

Total Operating Expenses	51,654	50,461

Income (loss) before income taxes	(4,065)	172
Income tax provision (benefit)	(1,585)	67

Net income (loss)	$ (2,480)	$ 105

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS-TRS
CARVE-OUT STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

Nine Months Ended September 30,
2007
Cash Flows from Operating activities
Net loss	$ (2,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Direct amortization	1,325
Deferred income tax expense	1,197
Changes in operating assets and liabilities:
Increase in accounts receivable	(68)
Decrease in other current assets and non current assets	362
Decrease in accounts payable and accrued access costs	(1,677)
Decrease in other current liabilities and non current liabilities	(5,749)

Net cash used in operating activities	(7,090)

Cash Flows from Investing activities
—

Net cash used in investing activities	—

Cash Flows from Financing activities
Change in parent funding	7,090

Net cash provided by financing activities	7,090

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$ —

Note: Data for 2006 not available

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS-TRS
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

(Unaudited)
(In thousands)

Note 1 - Basis of Presentation:

        Historically, financial statements have not been prepared for Mass Markets or Mass Markets - TRS, as neither have any separate legal status or existence. The accompanying special-purpose carve-out financial statements have been prepared to present the statements of selected assets, selected liabilities and parent funding, and statements of operations and cash flows of the Mass Markets - TRS business. The accompanying special-purpose carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles using specific information where available and allocations where data is not maintained on a business-specific basis within Verizon’s books and records. Because of the allocations and estimates used to prepare these financial statements, they may not reflect the financial position or results of operations of Mass Markets - TRS after its acquisition by another entity.

        The carve-out financial statements include only those selected assets, liabilities and related operations of Mass Markets - TRS specifically identified by Verizon and certain allocations of other assets, liabilities and operations of Verizon. These special-purpose carve-out financial statements also include the selected assets, liabilities and expenses related to employees who support the Mass Markets - TRS business, some or all of which are expected to transfer to a buyer after the sale of Mass Markets - TRS. The expenses of Mass Markets - TRS include the cost of provisioning services related to providing communication services.

Note 2 - Summary of Significant Accounting Pronouncements:

        In July 2006, the FASB issued Interpretation No, 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. Verizon was required to adopt FIN 48 effective January 1, 2007. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. FIN 48 did not have a material impact on the financial condition, results of operations, or cash flow of Mass Markets — TRS.

Note 3 - Income Taxes:

        For the periods presented, Verizon and its domestic subsidiaries, including Mass Markets - TRS, file a consolidated federal income tax return. Mass Markets - TRS participates in a tax sharing agreement with Verizon and remits tax payments to Verizon based on the respective tax liability on a separate company basis. Current and deferred tax expense is determined by applying the provisions of SFAS No. 109, “Accounting for Income Taxes”, to each subsidiary as if it were a separate taxpayer. As a result, Verizon recognizes deferred income tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets will be utilized through inclusion in Verizon’s consolidated federal and state income tax returns. As such, a valuation allowance has not been recorded against the net deferred tax asset balance.

Note 4 - Subsequent Events:

        During December 2007, Verizon, based on recent discussions with the FCC, reassessed its potential liability for having missed the speed of answer requirement during May 2005 through August 2006 and concluded that the reserve could be reduced. As a result, Verizon reduced its reserve by $10.6 million, which was reflected as an increase in revenue.

        On January 10, 2008, the acquisition of Verizon’s Mass Markets - TRS business by a subsidiary of GoAmerica, Inc. was consummated.

HANDS ON VIDEO RELAY SERVICES, INC. AND AFFILIATE

COMBINED BALANCE SHEETS

(In thousands, except share and per share data)
(Unaudited)

	September 30, 2007	December 31, 2006
		(A)
Assets
Current assets:
Cash and cash equivalents	$1,943	$ 251
Accounts receivable, net	3,744	1,936
Other receivables	439	189
Deferred taxes	94	—
Prepaid expenses and other current assets	1,483	135

Total current assets	7,703	2,511

Property, equipment and leasehold improvements, net	1,437	723
Other assets	72	57

	$9,212	$3,291

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,159	$1,971
Accrued expenses	1,028	556
Line of credit	1,914	—
Income taxes payable	843	5
Other current liabilities	243	1,614

Total current liabilities	6,187	4,146

Long term debt	950	—
Other liabilities	5	5

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, issued: 1,724,138 in 2007 and none in 2006	2	—
Common stock, $.001 par value, issued: 8,087,670 in 2007 and 4,320,269 in 2006	6	4
Additional paid-in capital	2,026	34
Retained earnings (accumulated deficit)	36	(898)

Total stockholders’ equity (deficit)	2,070	(860)

	$9,212	$3,291

(A)	The December 31, 2006 balance sheet was derived by combining the audited balance sheets of Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc.

The accompanying notes are an integral part of these financial statements.

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006

Revenues:
Video Relay Service	$20,623	$11,552

	20,623	11,552
Costs and expenses:
Cost of video relay service	8,708	5,383
General and administrative	10,508	5,180

	19,216	10,563

Profit from operations	1,407	988

Other income (expense):
Other income	544	4
Interest income (expense), net	(275)	(248)

Total other income (expense), net	269	(244)

Income before taxes	1,676	744

Income taxes	742	—

Net income	$ 934	$ 744

Basic net income per share	$ 0.18	$ 0.10

Diluted net income per share	$ 0.15	$ 0.09

Weighted average shares used in computation of
basic net income per share	4,880,300	4,206,049
Weighted average shares used in computation of
diluted net income per share	5,823,364	4,792,757

The accompanying notes are an integral part of these financial statements.

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Operating activities
Net income	$ 934	$ 744
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed assets	228	239
Change in deferred income taxes	(179)	—
Forgiveness of stockholder receivable	100	—
Stock option expense	67	—
Settlement gains, net	(509)	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,707)	(1,132)
(Increase) decrease in other receivables	(365)	(3)
Increase in prepaid expenses and other current assets	(1,347)	14
(Decrease) increase in accounts payable	179	197
Increase (decrease) in accrued expenses	307	(147)
Increase in income taxes payable	848	—

Net cash used in operating activities	(1,444)	(87)

Investing activities
Change in other assets and restricted cash	(46)	1
Purchase of property, equipment and leasehold improvements	(942)	(223)

Net cash used in investing activities	(989)	(222)

Financing activities
Proceeds from issuance of note payable	3,046	—
Proceeds from the issuance of common stock	1,995	17
Payments made on debt obligations	(776)	(53)
Payments made on capital lease obligations	(61)	(28)

Net cash (used in) provided by financing activities	4,455	(64)

Net increase (decrease) in cash and cash equivalents	2,021	(374)
Cash and cash equivalents at beginning of period	(78)	63

Cash and cash equivalents at end of period	$1,943	$ (311)

Supplemental Disclosure of Non-Cash Investing Activities:
Cash paid for interest	$ 128	$ 57
Cash paid for income taxes	$ 7	$ 2

Supplemental Disclosure of Non-Cash Financing Activities:
Issuance of common stock	$ 421	$ —
Issuance of stockholder receivable	$ (418)	$ —

The accompanying notes are an integral part of these financial statements

Hands On Video Relay Services, Inc. and Affiliate
Notes to the Combined Financial Statements
for the nine months ended September 30, 2007
(Unaudited)

Note 1: Basis of Presentation:

        The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States requiring management of Hands On Video Relay Services, Inc. and Affiliate (the “Company”) to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments except as otherwise disclosed herein) which the Company considers necessary for the fair presentation of its financial position as of September 30, 2007, the results of its operations for the nine month periods ended September 30, 2007 and 2006 and its cash flows for the nine month periods ended September 30, 2007 and 2006.

        The Company provides a service that allows the deaf and hard-of-hearing to communicate effectively through American Sign Language (ASL). The Company uses the Internet to provide an audio/video link to a qualified Video Interpreter who acts as a translator between the visual language of ASL and the audio language of a hearing person.

        The Company prepares its financial statements on the accrual basis of accounting. Accordingly, revenue is recognized as the service is provided and expenses are recognized as incurred.

        Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim period. The results of operations for the nine month periods ended September 30, 2006 and cash flows for the nine month periods ended September 30, 2006 are presented herein giving the effect to Hands On Video Relay Services, Inc.’s merger with Hands On Sign Language Services, Inc. (“SLS”).

Note 2: Summary of Significant Accounting Policies:

        The following items comprise the significant accounting policies of the Company. These policies reflect industry practices and conform to generally accepted accounting principles.

Company Activities:

        The Company provides a service that allows the deaf and hard-of-hearing to communicate effectively and naturally with the hearing world through American Sign Language. It provides an audio/video link to qualified video interpreters who are intermediaries for the hearing impaired community.

        The Company also provides sign language interpreter services to companies and organizations throughout Northern California.

Principles of Combination:

        The accompanying financial statements include accounts of the Company ($.001 par value, 10,000,000 common shares authorized, 8,087,670 shares issued and outstanding at September 30, 2007, and $.001 par value, 1,724,138 preferred shares authorized and outstanding at September 30, 2007.)

Business combination:

        On June 19, 2007 Hands On Sign Language Services, Inc. was acquired by Hands On Video Relay Services, Inc. through the issuance of 2,270,000 shares of Hands On Video Relay Services, Inc. common stock to the stockholders of Hands On Sign Language Services, Inc. The Company increased the number of authorized shares of the company to 10,000,000. As of September 30, 2007, the Company had 8,087,670 shares issued and outstanding with a par value of $.001.

        The financial statements have been presented as if Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. were combined as of January 1, 2007 as there was no effect to operations subsequent to the combination.

Stock-Based Compensation:

        The Company accounts for its stock-based awards to employees using the intrinsic value method under Accounting Principles Board Opinion (APB) No. 123(R), Accounting for Stock-Based Compensation.

Recent Accounting Pronouncements:

        In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, with earlier application encouraged. Any amounts recognized upon adoption as a cumulative effect adjustment will be recorded to the opening balance of retained earnings in the year of adoption. The Company has not yet determined the impact of this statement on its results of operations or financial condition.

        In February 2007, the FASB issued SFAS No. 159, “Establishing the Fair Value Option for Financial Assets and Liabilities” to permit all entities to choose to elect to measure eligible financial instruments and certain other items at fair value. The decision whether to elect the fair value option may occur for each eligible item either on a specified election date or according to a preexisting policy for specified types of eligible items. However, that decision must also take place on a date on which criteria under SFAS 159 occurs. Finally, the decision to elect the fair value option shall be made on an instrument-by-instrument basis, except in certain circumstances. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157, Fair Value Measurements. The Company has not yet determined the impact of this statement on its results of operations or financial condition.

Note 3: Stockholder Receivable:

        Stockholder receivable at September 30, 2007 consists of two notes totaling $418,337 due from stockholders. The notes bear interest at 4.81% per annum, with no minimum scheduled payments. The principal and accrued interest on the notes is due 10 years from the original date of the note.

Note 4: Short Term Loan Agreement:

        On May 2, 2005, the Company entered into a loan agreement with GoAmerica, Inc. Interest accrued monthly at variable rates ranging from 6.0% to 7.5% for the first twelve months following each advance. Principal and accrued interest were due in equal installments over the second twelve months following each advance. The loan was collateralized primarily by equipment and other assets and rights acquired by the Company with any advance. At March 31, 2007, the balance on the loan payable was $561,283. In April of 2007, the Company entered into an agreement with GoAmerica, Inc. to settle this debt for $400,000, resulting in a gain to the Company of $161,283.

Note 5: Income Taxes:

        The net deferred tax asset in the accompanying balance sheet includes the following components:

Deferred tax assets:
Federal	$152,000
State	26,100

Total deferred tax assets	$178,700

        These amounts have been presented in the Company’s financial statements as follows:

Current deferred tax assets	$177,800

Non-current deferred tax assets	900

Net deferred tax assets	$178,700

        The components of income tax benefit (expense) for the nine months ended September 30, 2007 are as follows:

	Current	Deferred	Total
State tax	$(157,076)	$ 26,100	$ (183,176)

Federal tax	(686,321)	152,600	(838,921)

	$(843,397)	$178,700	$(1,022,097)

Note 6: Stock Options:

        The Company accounts for its stock-based awards to employees using the intrinsic value method under Financial Accounting Standards Board (FASB) No. 123(R), Accounting for Stock-Based Compensation. The Company’s 2004 Stock Plan (the Plan), which is stockholder approved, permits the grant of share options and shares to its employees for up to 3,085,127 shares of common stock. The Company believes that such awards better align the interest of their employees with those of their stockholders. Option awards are generally granted with an exercise price equal to the market price of the stock at the date of grant; those option awards generally vest based on years of continuous service and have a 10 year contractual term. Share awards generally vest over 4 years. The option and share awards provide for accelerated vesting under certain circumstances approved by the board of directors.

        The fair value of each option award is estimated on the date of grant using a Black-Scholes valuation model that used the assumptions noted in the following table. Because the Black-Scholes option valuation models incorporate ranges of assumptions for inputs, those rages are disclosed. Expected volatilities are based on implied volatilities from traded options on the Company’s stock, historical volatility of the Company’s stock and other factors. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Annualized volatility	63.00%
Annual rate of quarterly dividends	0.00%
Discount rate	4.680% - 7.50%
Expected term (in years)	6.00 - 6.25

        A summary of option activity under the plan as of September 30, 2007, and changes during the six months then ended are presented below:

Options	Shares (000)	Exercise Price	Weighted Average Remaining Contactual Term	Aggregate Intrinsic Value ($000)
Outstanding options at January 1, 2007	486	$0.06
Granted	2,090	0.30
Exercised	(1,488)	0.30
Forfeited or expired	(148)	0.06

Outstanding at September 30, 2007	940	0.21	8.9	$ 0.10

Exercisable at September 30, 2007	450	$0.16	8.1	$ 0.03

        The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2007 was $0.30. The total intrinsic value of options exercised during the nine months ended September 30, 2007 was $222,944.

        A summary of the status of the Company’s nonvested shares as of September 30, 2007, and changes during the nine months ended September 30, 2007 is presented below:

Nonvested shares	Shares (000)	Weighted - average grant date fair value
Nonvested January 1, 2007	—	$ —
Granted	2,090	0.30
Vested	(450)	0.30
Forfeited		—

Nonvested September 30, 2007	542	$0.30

        As of September 30, 2007, there was $249,252 of total unrecognized compensation cost related to nonvested stock option arrangements granted under the plan. The cost is expected to be recognized over a weighted-average period of 4.3 years. The total fair value of shares vested during the nine months ended September 30, 2007 was $101,453.

Note 7: Stockholders Equity:

        On June 19, 2007, Hands On Sign Language Services, Inc. was acquired by Hands On Video Relay Services, Inc. through the issuance of 2,270,000 shares of Hands On Video Relay Services, Inc. common stock to the stockholders of Hands On Sign Language Services, Inc. and the retirement of 200 shares previously issued to Hands On Sign Language Services, Inc.

        During the nine months ended September 30, 2007, the Company issued 1,487,601 shares of its common stock in connection with the exercise of stock options at an average exercise price of $0.30 per share.

        During the quarter ended September 30, 2007, the Company converted its note payable for $1,500,000 to 1,724,138 shares of its preferred stock at the option of the note holders. In addition, the Company sold 10,000 shares of its common stock at $0.50 per share.

Note 8: Subsequent Events:

        On January 10, 2008, the Company consummated the agreement to be acquired by GoAmerica, Inc. and, as a result, received $35 million in cash and common stock valued at approximately $35 million.